EXHIBIT (n)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-91674 of Ameritas Variable Separate Account VL of our report dated February 13, 2002, on the financial statements of Ameritas Variable Life Insurance Company, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/  Deloitte & Touche LLP

Lincoln, Nebraska
September 10, 2002